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As filed with the Securities and Exchange Commission on October 22, 2010

Registration No. 333-152671

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 10
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

First Wind Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	4911 (Primary Standard Industrial Classification Code Number)	26-2583290 (I.R.S. Employer Identification Number)

179 Lincoln Street, Suite 500
Boston, MA 02111
617-960-2888
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Paul Gaynor
Chief Executive Officer
First Wind Holdings Inc.
179 Lincoln Street, Suite 500
Boston, MA 02111
617-960-2888
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Paul H. Wilson, Jr. Executive Vice President, General Counsel and Secretary First Wind Holdings Inc. 179 Lincoln Street, Suite 500 Boston, MA 02111 617-960-2888	Richard J. Sandler Joseph A. Hall Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 212-450-4000	Dennis M. Myers, P.C. Elisabeth M. Martin Kirkland & Ellis LLP 300 North LaSalle Chicago, IL 60654 312-862-2000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement is declared effective.

          If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box.    ☐

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b 2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 Explanatory Note

        This Amendment No. 10 is being filed solely for the purpose of filing the exhibits indicated in Item 16 of Part II of the Registration Statement. No change is made to the prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 and 17 or Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

        Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the SEC registration fee and the FINRA filing fee, the amounts set forth below are estimates.

SEC registration fee	$25,582
Legal fees and expenses	2,550,000
FINRA filing fee	45,500
Nasdaq listing fee	150,000
Printing and engraving expenses	400,000
Transfer agent's and registrar's fees	3,500
Accounting fees and expenses	1,650,000
Miscellaneous	525,000

Total	$5,349,582

Item 14.    Indemnification of Officers and Directors

        Our certificate of incorporation provides that a director will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of the law, (3) under section 174 of the DGCL for unlawful payment of dividends or improper redemption of stock or (4) for any transaction from which the director derived an improper personal benefit. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided for in our certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. Our bylaws provide that the corporation will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.

        Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys' fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

        Our certificate of incorporation also contains indemnification rights for our directors and our officers. Specifically, our certificate of incorporation provides that we shall indemnify our officers and directors to the fullest extent authorized by the DGCL. Further, we may maintain insurance on behalf of our officers and directors against expense, liability or loss asserted incurred by them in their capacities as officers and directors.

        We have obtained directors' and officers' insurance to cover our directors, officers and some of our employees for certain liabilities.

        We will enter into written indemnification agreements with our directors. Under these proposed agreements, if a director makes a claim of indemnification to us, at the director's election, either a majority of the independent directors or independent legal counsel selected by the director, must review the relevant facts and make a determination whether the director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) us to indemnify the director.

        The limited liability company agreement of First Wind Holdings, LLC contains provisions limiting the liability of First Wind Holdings, LLC's managing member, members, officers and their respective affiliates, including our Sponsors, to First Wind Holdings, LLC or any of its members. Moreover, the limited liability company agreement contains broad indemnification provisions for First Wind Holdings, LLC's managing member, members, officers and their respective affiliates, including our Sponsors. Because First Wind Holdings, LLC is a limited liability company, these provisions are not subject to the limitations on exculpation and indemnification contained in the Delaware General Corporation Law with respect to the indemnification that may be provided by a Delaware corporation to its directors and officers.

Item 15.    Recent Sales of Unregistered Securities

        In connection with its formation in May 2008, First Wind Holdings Inc. issued one share of its common stock to First Wind Holdings, LLC. The share was issued in reliance upon an exemption from registration afforded by Section 4(2) of the Securities Act. No underwriters, brokers or finders were involved in this issuance. The single share was issued by First Wind Holdings Inc. to First Wind Holdings, LLC in order to form First Wind Holdings Inc. and did not involve a public offering, which would require registration under the Securities Act of 1933.

        Since January 1, 2007, First Wind Holdings, LLC has granted to directors, officers and employees an aggregate of 113,045,903 Series B Units (consisting of Series B-2, B-3, B-4 and B-5 Units), of which 26,308,667 such Series B Units have been forfeited or cancelled. The issuances of the Series B Units to directors, officers and employees were deemed to be exempt from registration under the Securities Act in reliance on Rule 701 as promulgated under the Securities Act.

        In addition, during the past three years, First Wind Holdings, LLC issued unregistered securities to the entities and persons described below. None of these transactions involved any underwriters or any public offerings, and we believe that each of these transactions was exempt from registration requirements pursuant to Section 3(a)(9) or Section 4(2) of the Securities Act of 1933, as amended. The recipients of the securities in these transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. The share numbers presented below do not give effect to the reorganization transactions described in the prospectus.

        During the fiscal year ended December 31, 2007, First Wind Holdings, LLC issued the following unregistered securities for the consideration listed:

Date	Recipient	Securities Issued	Consideration Received by First Wind Holdings, LLC
January 3, 2007	UPC Wind Partners II, LLC	1,026,812 Series A Units	$1,026,812
	D. E. Shaw MWP Acquisition	6,050,000 Series A Units	$6,050,000
	Holdings, L.L.C.
	Madison Dearborn Capital	6,050,000 Series A Units	$6,050,000
	Partners IV, L.P.
	Paul Gaynor	12,791 Series A Units	$12,791
	Tim Rosenzweig	12,791 Series A Units	$12,791
	Steve Vavrik	12,791 Series A Units	$12,791
March 15, 2007	Michael Alvarez	183,743 Series A Units	$183,743

        During the fiscal year ended December 31, 2008, First Wind Holdings, LLC issued the following unregistered securities for the consideration listed:

Date	Recipient	Securities Issued	Consideration Received by First Wind Holdings, LLC
February 22, 2008	UPC Wind Partners II, LLC	152,527 Series A Units	$152,527
May 3, 2008	UPC Wind Partners II, LLC	1,684,916 Series A Units	Conversion of $1,684,916 loan
	D. E. Shaw MWP Acquisition Holdings, L.L.C.	10,786,422 Series A Units	Conversion of $10,786,422 loan
	Madison Dearborn Capital Partners IV, L.P.	10,786,422 Series A Units	Conversion of $10,786,422 loan
	Paul Gaynor	33,381 Series A Units	Conversion of $33,381 loan
	Tim Rosenzweig	33,381 Series A Units	Conversion of $33,381 loan
	Michael Alvarez	73,226 Series A Units	Conversion of $73,226 loan
	Steve Vavrik	33,381 Series A Units	Conversion of $33,381 loan
May 27, 2008	D. E. Shaw MWP Acquisition Holdings, L.L.C.	22,059,000 Series B Units	Purchasing of Series A Units
	Madison Dearborn Capital Partners IV, L.P.	22,059,000 Series B Units	Purchasing of Series A Units
May 29, 2008	UPC Wind Partners II, LLC	1,710,797 Series A Units	$1,710,797
	D. E. Shaw MWP Acquisition Holdings, L.L.C.	10,080,048 Series A Units	$10,080,048
	Madison Dearborn Capital Partners IV, L.P.	10,080,048 Series A Units	$10,080,048
June 13, 2008	UPC Wind Partners II, LLC	3,190,518 Series A Units	$3,499,358
	D. E. Shaw MWP Acquisition Holdings, L.L.C.	20,618,280 Series A Units	$20,618,280
	Madison Dearborn Capital Partners IV, L.P.	20,618,280 Series A Units	$20,618,280
June 27, 2008	D. E. Shaw MWP Acquisition Holdings, L.L.C.	10,538,232 Series A Units	$10,538,232
	Madison Dearborn Capital Partners IV, L.P.	10,538,232 Series A Units	$10,538,232
July 8, 2008	UPC Wind Partners II, LLC	308,840 Series A Units	$308,840
July 14, 2008	UPC Wind Partners II, LLC	1,630,710 Series A Units	$1,630,710
August 8, 2008	UPC Wind Partners II, LLC	157,852 Series A Units	$157,852
September 5, 2008	D. E. Shaw MWP Acquisition Holdings, L.L.C.	3,665,472 Series A Units	$3,665,472
	Madison Dearborn Capital Partners IV, L.P.	3,665,472 Series A Units	$3,665,472
September 19, 2008	UPC Wind Partners II, LLC	622,107 Series A Units	$622,107

Date	Recipient	Securities Issued	Consideration Received by First Wind Holdings, LLC
October 3, 2008	D. E. Shaw MWP Acquisition Holdings, L.L.C.	6,872,760 Series A Units	$6,872,760
	Madison Dearborn Capital Partners IV, L.P.	6,872,760 Series A Units	$6,872,760
October 31, 2008	D. E. Shaw MWP Acquisition Holdings, L.L.C.	3,390,562 Series A Units	$3,390,562
November 7, 2008	Madison Dearborn Capital Partners IV, L.P.	1,516,870 Series A Units	$1,516,870
November 14, 2008	D. E. Shaw MWP Acquisition Holdings, L.L.C.	6,419,438 Series A Units	$6,419,438
	Madison Dearborn Capital Partners IV, L.P.	8,293,130 Series A Units	$8,293,130
November 26, 2008	D. E. Shaw MWP Acquisition Holdings, L.L.C.	2,582,523 Series A Units	$2,582,523
	Madison Dearborn Capital Partners IV, L.P.	2,582,523 Series A Units	$2,582,523
	D. E. Shaw MWP Acquisition Holdings, L.L.C.	1,291,262 Series A Units	$1,291,262
	Madison Dearborn Capital Partners IV, L.P.	1,291,262 Series A Units	$1,291,262
	D. E. Shaw MWP Acquisition Holdings, L.L.C.	112,126,216 Series A Units	$112,126,216
	Madison Dearborn Capital Partners IV, L.P.	112,126,216 Series A Units	$112,126,216
	D. E. Shaw MWP Acquisition Holdings, L.L.C.	30,000,000 Series A-1 Units	$30,000,000
	Madison Dearborn Capital Partners IV, L.P.	30,000,000 Series A-1 Units	$30,000,000
	D. E. Shaw MWP Acquisition Holdings, L.L.C.	37,000,000 Series A Units	$37,000,000
	Madison Dearborn Capital Partners IV, L.P.	37,000,000 Series A Units	$37,000,000

        Since December 31, 2008, First Wind Holdings, LLC issued the following unregistered securities for the consideration listed:

Date	Recipient	Securities Issued	Consideration Received by First Wind Holdings, LLC
January 30, 2009	D. E. Shaw MWP Acquisition Holdings, L.L.C.	16,000,000 Series A-1 Units	$16,000,000
	Madison Dearborn Capital Partners IV, L.P.	16,000,000 Series A-1 Units	$16,000,000
February 26, 2009	D. E. Shaw MWP Acquisition Holdings, L.L.C.	54,000,000 Series A-1 Units	$54,000,000
	Madison Dearborn Capital Partners IV, L.P.	54,000,000 Series A-1 Units	$54,000,000
April 13, 2009	UPC Wind Partners II, LLC	3,033,303 Series A-1 Units	Issued under Unit Redemption Agreement
July 17, 2009	PIP3PX FirstWind LLC Ltd.	16,088,750 Series A-2 Units	$6,238,413
	PIP3GV FirstWind LLC Ltd.	28,789,215 Series A-2 Units	$11,163,018
December 15, 2009	UPC Wind Partners II, LLC	1,466,697 Series A-1 Units	Issued under Unit Redemption Agreement

Item 16.    Exhibits and Financial Statement Schedule

  (a)
  Exhibits.

        The following exhibits are filed herewith pursuant to the requirements of Item 601 of Regulation S-K:

Exhibit Number		Description
1.1	**	Form of Underwriting Agreement.
2.1	**	Agreement and Plan of Merger among First Wind Holdings Inc., First Wind Holdings, LLC and First Wind Merger, LLC.
2.2	**	Agreement and Plan of Merger among First Wind Holdings Inc., First Wind Holdings, LLC and certain D.E. Shaw entities.
3.1	**	Form of Amended & Restated Certificate of Incorporation.
3.2	**	Form of Amended & Restated Bylaws.
5.1		Opinion of Davis Polk & Wardwell LLP.
10.1	†
2009 Omnibus Agreement, dated November 25, 2009, among First Wind Energy, LLC, New York Wind, LLC, UPC Wind Acquisition IV, LLC, Niagara Wind Power, LLC, UPC Wind Acquisition V, LLC, Clipper Windpower, Inc., Clipper and Clipper Fleet Services, Inc.
10.2	**†
Amended and Restated Turbine Supply Agreement, dated December 31, 2007, between First Wind Acquisition IV, LLC (f/k/a UPC Wind Acquisition IV, LLC), as Purchaser, and Clipper Turbine Works, Inc., as Supplier.
10.3	**†	Amendment No. 1 to the Amended and Restated Turbine Supply Agreement and Amended and Restated Warranty Agreement, dated December 30, 2008, between Clipper and UPC Wind Acquisition IV, LLC.
10.4	**†	Amendment No. 2 to the Amended and Restated Turbine Supply Agreement and Amended and Restated Warranty Agreement, dated April 22, 3009, between Clipper and UPC Wind Acquisition IV, LLC.
10.5	**	Assignment and Assumption Agreement, dated April 22, 2009, between First Wind Acquisition IV, LLC and Milford Wind Corridor Phase I, LLC.
10.6	**	Power Purchase Contract for as Available Energy, dated December 3, 2004, between Maui Electric Company, Limited, as Buyer, and Kaheawa Wind Power LLC, as Seller.
10.7	**†	Energy Management Services Agreement, dated July 31, 2006, between Evergreen Wind Power, LLC, as Seller, and New Brunswick Power Generation Corporation, as Buyer.
10.8	**	Power Purchase Agreement, dated March 16, 2007, between Southern California Public Power Authority, as Buyer, and Milford Wind Corridor Phase I, LLC, as Seller.
10.9	**	First Amendment to Power Purchase Agreement, dated January 16, 2009, between Southern California Public Power Authority, as Buyer, and Milford Wind Corridor Phase I, LLC, as Seller.
10.10	**†	Fourth Amended and Restated Secured Promissory Note, dated July 17, 2009, by First Wind Acquisition, LLC for the benefit of HSH Nordbank AG, New York Branch.

Exhibit Number		Description
10.11	**†	Amendment No. 1 to Fourth Amended and Restated Secured Promissory Note, dated November 30, 2009, between First Wind Acquisition, LLC for the benefit of HSH Nordbank AG, New York Branch.
10.12	**†	Amendment No. 2 to Fourth Amended and Restated Secured Promissory Note, dated December 22, 2009, between First Wind Acquisition, LLC for the benefit of HSH Nordbank AG, New York Branch.
10.13	**†	Second Amended and Restated Secured Promissory Note, dated July 17, 2009, by First Wind Acquisition IV, LLC for the benefit of HSH Nordbank AG, New York Branch.
10.14	†	Second Amended and Restated Guaranty, dated July 17, 2009, by First Wind Holdings, LLC for the benefit of HSH Nordbank AG, New York Branch.
10.15	**	Amendment No. 1 to Second Amended and Restated Guaranty, dated November 30, 2009, between First Wind Holdings, LLC and HSH Nordbank AG, New York Branch.
10.16	**	Amendment No. 2 to Second Amended and Restated Guaranty, dated December 22, 2009, between First Wind Holdings, LLC and HSH Nordbank AG, New York Branch.
10.17	†	Amended and Restated Credit Agreement, dated December 22, 2009, among CSSW, LLC, CSSW Holdings, LLC, the Lenders party thereto, and Wells Fargo Bank, National Association.
10.18	**	Intercreditor Agreement, dated July 17, 2009, between Wells Fargo Bank, National Association and HSH Nordbank AG, New York Branch.
10.19	**	Amendment No. 1 to Intercreditor Agreement, dated December 22, 2009, between Wells Fargo Bank, National Association and HSH Nordbank AG, New York Branch.
10.20	**	First Lien Guarantee and Security Agreement, dated July 17, 2009, among CSSW Holdings, LLC, CSSW, LLC and certain of its Subsidiaries in favor of Wells Fargo Bank, National Association.
10.21	**
Amendment No. 1 to First Lien Guarantee and Security Agreement, dated November 12, 2009, among CSSW Holdings, LLC, CSSW, LLC, PIP3PX FirstWind Debt Ltd., and PIP3GV FirstWind Debt Ltd., and Wells Fargo Bank, National Association.
10.22	**
Amendment No. 2 to First Lien Guarantee and Security Agreement, dated December 22, 2009, among CSSW Holdings, LLC, CSSW, LLC, PIP3PX FirstWind Debt Ltd., and PIP3GV FirstWind Debt Ltd., and Wells Fargo Bank, National Association.
10.23	**	Second Lien Guaranty and Security Agreement, dated July 17, 2009, among CSSW Holdings, LLC, CSSW, LLC, certain of its Subsidiaries, and HSH Nordbank AG, New York Branch.
10.24	**	Amendment No. 1 to Second Lien Guaranty and Security Agreement, dated November 12, 2009, among CSSW Holdings, LLC, CSSW, LLC, and HSH Nordbank AG, New York Branch.
10.25	**	Amendment No. 2 to Second Lien Guaranty and Security Agreement, dated December 22, 2009, among CSSW Holdings, LLC, CSSW, LLC, and HSH Nordbank AG, New York Branch.
10.26	†	Financing Agreement, dated December 22, 2009, among Stetson Holdings, LLC, BNP Paribas, HSH Nordbank AG, New York Branch, and the Lender parties thereto.

Exhibit Number		Description
10.27	**	Amendment No. 1 to Financing Agreement, dated December 29, 2009, between Stetson Holdings, LLC and BNP Paribas.
10.28	**†	Amended and Restated Limited Liability Company Agreement of UPC Hawaii Wind Partners II, LLC, dated August 16, 2007.
10.29	**†	Equity Contribution and Purchase Agreement, dated September 28, 2009, among Milford NHC, LLC, Milford Wind Holdings, LLC, Milford Wind Partners, LLC, and Stanton Equity Trading Delaware LLC.
10.30	**†	First Amended and Restated Limited Liability Company Agreement of Milford Wind Partners, LLC, dated September 28, 2009, between Milford NHC, LLC and Stanton Equity Trading Delaware LLC.
10.31	**	Unit Redemption Agreement, dated April 28, 2006, between UPC Wind Partners II, LLC and UPC Wind Partners, LLC.
10.32	**	Amendment Agreement to Unit Redemption Agreement, dated December 12, 2008, between First Wind Holdings, LLC and UPC Wind Partners II, LLC.
10.33	**	Form of Limited Liability Company Agreement of First Wind Holdings, LLC.
10.34	**	Form of Tax Receivable Agreement.
10.35	**	Form of Nominating and Voting Agreement.
10.36	**	Form of Registration Rights Agreement.
10.37	**	2009 Employee Bonus Plan.
10.38	**	First Wind Holdings Inc. 2010 Long Term Incentive Plan.
10.39	**	Form of Non-Competition Agreement.
10.40	**	Form of Non-Solicitation and Non-Disclosure Agreement.
10.41	**	Form of Noncompetition, Confidentiality and Release Agreement.
10.42	**	Form of Restricted Unit Agreement.
10.43	**	Form of Restricted Unit Agreement.
10.44	**	Severance Pay Plan of First Wind Energy LLC.
10.45	**	Form of Indemnification Agreement.
10.46	**	Amendment Agreement No. 2 to Unit Redemption Agreement, dated March 18, 2010, between First Wind Holdings, LLC and UPC Wind Partners II, LLC.
10.47	**	Form of Exchange Agreement.
10.48	**	Amendment No. 1 to Second Amended and Restated Secured Promissory Note, dated March 2, 2010, between First Wind Acquisition IV, LLC for the benefit of HSH Nordbank AG, New York Branch.
10.49	**	Consent and Amendment No. 3 to Fourth Amended and Restated Secured Promissory Note, dated March 2, 2010, between First Wind Acquisition, LLC for the benefit of HSH Nordbank AG, New York Branch.
10.50	**	Amendment No. 3 to Second Amended and Restated Guaranty, dated March 2, 2010, between First Wind Holdings, LLC and HSH Nordbank AG, New York Branch.

Exhibit Number		Description
10.51	**	Amendment No. 4 to Second Amended and Restated Guaranty, dated March 23, 2010, between First Wind Holdings, LLC and HSH Nordbank AG, New York Branch.
10.52	**	Amendment No. 4 to Fourth Amended and Restated Secured Promissory Note, dated June 30, 2010, between First Wind Acquisition, LLC for the benefit of HSH Nordbank AG, New York Branch.
10.53	**	Common Agreement, dated July 26, 2010, among Kahuku Wind Power, LLC, as Borrower U.S. Department of Energy, as Guarantor and Loan Servicer, and Midland Loan Services, Inc., as Collateral Agent.
10.54	**
Equity Funding Agreement, dated July 26, 2010, among Kahuku Wind Power, LLC, as Borrower, Kahuku Holdings, LLC, as Equity Investor, U.S. Department of Energy, as Guarantor and Loan Servicer, and Midland Loan Services, Inc., as Collateral Agent.
10.55	**	Secretary's Guarantee, dated July 26, 2010, between U.S. Department of Energy and Kahuku Wind Power, LLC.
10.56		Form of Option Agreement Under the First Wind Holdings Inc. 2010 Long Term Incentive Plan.
10.57	**	Power Purchase Agreement, dated March 1, 2010, between Southern California Public Power Authority and Milford Wind Corridor Phase II, LLC.
10.58	**	Credit Agreement dated as of October 20, 2010 among Milford Wind Corridor Phase II, LLC, RBS Securities Inc. and the lenders party thereto.
16.1	**	Letter of KPMG LLP.
21.1		List of subsidiaries.
23.1	**	Report and Consent of Ernst & Young LLP.
23.2	**	Report and Consent of KPMG LLP.
23.3		Consent of Davis Polk & Wardwell LLP (in Exhibit 5.1).
24.1	**	Power of Attorney.
24.2	**	Power of Attorney.

*
To be filed by amendment.

**
Previously filed.

†
Certain portions of this exhibit have been omitted by redacting a portion of the text (indicated by asterisks in the text). This exhibit has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
  (b)
  Financial Statements Schedule

        The following schedule is filed herewith pursuant to the requirements of Regulation S-X:

Schedule Number	Description
I	Condensed Parent Company Financial Information.

        All other schedules have been omitted because they are not required, are not applicable, or the information is included in the Consolidated Financial Statements or Notes thereto.

 SCHEDULE I

First Wind Holdings, LLC

Condensed Parent Company Balance Sheets

(in thousands)

	December 31,
	2008	2009
Assets
Current assets:
Cash and cash equivalents	$—	$6,804
Deferred financing costs, net	2,311	—

Total current assets	2,311	6,804
Noncurrent assets:
Investments in subsidiaries	562,608	653,568

Total assets	$564,919	$660,372

Liabilities and Members' Capital
Current liabilities:
Accounts payable and accrued expenses	$72	$—
Current portion of long-term debt	25,973	—
Other liabilities	—	4,350

Total current liabilities	26,045	4,350
Members' capital:
First Wind Holdings, LLC members' capital	670,484	847,251
Accumulated deficit	(131,610)	(191,229)

Total First Wind Holdings, LLC members' capital	538,874	656,022

Total liabilities and members' capital	$564,919	$660,372

 SCHEDULE I

First Wind Holdings, LLC

Condensed Parent Company Statements of Operations

(in thousands)

	Years Ended December 31,
	2007	2008	2009
General and administrative	$40	$4,445	$—

Total other operating expenses	40	4,445	—
Risk management activities related to non-operating projects	—	685	—
Interest expense (income)	163	2,483	(45)
Other income	(158)	(345)	—

Income (loss) before equity in undistributed losses of subsidiaries	(45)	(7,269)	45
Equity in undistributed losses of subsidiaries	(68,026)	(7,789)	(59,664)

Net loss	$(68,071)	$(15,058)	$(59,619)

 SCHEDULE I

First Wind Holdings, LLC

Condensed Parent Company Statements of Cash Flows

(in thousands)

	Years Ended December 31,
	2007	2008	2009
Cash flows from operating activities:
Net Loss	$(68,071)	$(15,058)	$(59,619)
Adjustments to reconcile net loss to net cash used by operating activities:
Unrealized loss on derivative	194	(194)	—
Equity in undistributed losses of subsidiaries	68,026	6,589	59,664
Amortization and write-offs of deferred financing costs	—	2,347	—
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	2,010	(1,938)	(72)
Other assets	560	—	—

Net cash provided by (used) in operating activities	2,719	(8,254)	(27)
Cash flows from investing activities:
Investments in subsidiaries	(207,178)	(368,601)	(130,470)

Cash flows from financing activities:
Deferred financing costs	(4,189)	(3,665)	—
Proceeds from borrowings	133,577	172,548	—
Proceeds from loans from related parties	21,722	—	—
Net proceeds received from subsidiaries	33,455	—	—
Repayment of borrowings	—	(280,151)	(25,973)
Proceeds from capital contributions	13,349	496,714	164,274
Distribution to members	—	(8,591)	(1,000)

Net cash provided by financing activities	197,914	376,855	137,301

Net increase (decrease) in cash and cash equivalents	(6,545)	—	6,804
Cash and cash equivalents, beginning of year	6,545	—	—

Cash and cash equivalents, end of year	$—	$—	$6,804

Basis of Presentation

        First Wind Holdings, LLC is a holding company that conducts substantially all of its business operations through its subsidiaries. First Wind Holdings, LLC was formed in Delaware on January 2, 2002. Pursuant to tax equity financing transactions entered into by certain subsidiaries of First Wind Holdings, LLC, there are significant restrictions on the transfer of assets from these subsidiaries to First Wind Holdings, LLC. The restricted net assets represented more than 25% of First Wind Holdings, LLC's consolidated net assets as of December 31, 2009. Accordingly, the condensed financial statements of First Wind Holdings, LLC have been presented on an unconsolidated "parent-only" basis.

        Certain note disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission. Because the unconsolidated condensed financial statements do not include all of the notes required by U.S. generally accepted accounting principles, they should be read in conjunction with the consolidated financial statements of First Wind Holdings, LLC included elsewhere in this registration statement on Form S-1.

Item 17.    Undertakings

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C under the Securities Act, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (4)   For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 10 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts, on October 22, 2010.

FIRST WIND HOLDINGS INC.
By:	/s/ PAUL GAYNOR
	Name:	Paul Gaynor
	Title:	Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, the Amendment No. 10 to Registration Statement has been signed by the following persons in the capacities indicated below on October 22, 2010.

Signature	Capacity	Date

/s/ PAUL GAYNOR Paul Gaynor	Director and Chief Executive Officer (Principal Executive Officer)	October 22, 2010
/s/ MICHAEL ALVAREZ Michael Alvarez	President and Chief Financial Officer (Principal Financial Officer)	October 22, 2010
/s/ ANDREW URSITTI Andrew Ursitti	Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 22, 2010
* Richard Aube	Director	October 22, 2010
* Patrick Eilers	Director	October 22, 2010
* Peter Gish	Director	October 22, 2010
* Stephen Key	Director	October 22, 2010

Signature	Capacity	Date

* Bryan Martin	Director	October 22, 2010
* Jim Mogg	Director and Chairman of the Board	October 22, 2010
* Matthew Raino	Director	October 22, 2010
* Pat Wood, III	Director	October 22, 2010
* /s/ PAUL GAYNOR Paul Gaynor (Attorney-in-Fact)

 INDEX TO EXHIBITS

Exhibit Number		Description
1.1	**	Form of Underwriting Agreement.
2.1	**	Agreement and Plan of Merger among First Wind Holdings Inc., First Wind Holdings, LLC and First Wind Merger, LLC.
2.2	**	Agreement and Plan of Merger among First Wind Holdings Inc., First Wind Holdings, LLC and certain D. E. Shaw entities.
3.1	**	Form of Amended & Restated Certificate of Incorporation of First Wind Holdings Inc.
3.2	**	Form of Amended & Restated Bylaws of First Wind Holdings Inc.
5.1		Opinion of Davis Polk & Wardwell LLP.
10.1	†	2009 Omnibus Agreement, dated November 25, 2009, among First Wind Energy, LLC, New York Wind, LLC, UPC Wind Acquisition IV, LLC, Niagara Wind Power, LLC, UPC Wind Acquisition V, LLC, Clipper Windpower, Inc., Clipper and Clipper Fleet Services, Inc.
10.2	**†	Amended and Restated Turbine Supply Agreement, dated December 31, 2007, between First Wind Acquisition IV, LLC (f/k/a UPC Wind Acquisition IV, LLC), as Purchaser, and Clipper Turbine Works, Inc., as Supplier.
10.3	**†	Amendment No. 1 to the Amended and Restated Turbine Supply Agreement and Amended and Restated Warranty Agreement, dated December 30, 2008, between Clipper and UPC Wind Acquisition IV, LLC.
10.4	**†	Amendment No. 2 to the Amended and Restated Turbine Supply Agreement and Amended and Restated Warranty Agreement, dated April 22, 3009, between Clipper and UPC Wind Acquisition IV, LLC.
10.5	**	Assignment and Assumption Agreement, dated April 22, 2009, between First Wind Acquisition IV, LLC and Milford Wind Corridor Phase I, LLC.
10.6	**	Power Purchase Contract for as Available Energy, dated December 3, 2004, between Maui Electric Company, Limited, as Buyer, and Kaheawa Wind Power LLC, as Seller.
10.7	**†	Energy Management Services Agreement, dated July 31, 2006, between Evergreen Wind Power, LLC, as Seller, and New Brunswick Power Generation Corporation, as Buyer.
10.8	**	Purchase Power Agreement, dated March 16, 2007, between Southern California Public Power Authority, as Buyer, and Milford Wind Corridor Phase I, LLC, as Seller.
10.9	**	First Amendment to Power Purchase Agreement, dated January 16, 2009, between Southern California Public Power Authority, as Buyer, and Milford Wind Corridor Phase I, LLC, as Seller.
10.10	**†	Fourth Amended and Restated Secured Promissory Note, dated July 17, 2009, by First Wind Acquisition, LLC for the benefit of HSH Nordbank AG, New York Branch.
10.11	**†	Amendment No. 1 to Fourth Amended and Restated Secured Promissory Note, dated November 30, 2009, between First Wind Acquisition, LLC for the benefit of HSH Nordbank AG, New York Branch.
10.12	**†	Amendment No. 2 to Fourth Amended and Restated Secured Promissory Note, dated December 22, 2009, between First Wind Acquisition, LLC for the benefit of HSH Nordbank AG, New York Branch.

Exhibit Number		Description
10.13	**†	Second Amended and Restated Secured Promissory Note, dated July 17, 2009, by First Wind Acquisition IV, LLC for the benefit of HSH Nordbank AG, New York Branch.
10.14	†	Second Amended and Restated Guaranty, dated July 17, 2009, by First Wind Holdings, LLC for the benefit of HSH Nordbank AG, New York Branch.
10.15	**	Amendment No. 1 to Second Amended and Restated Guaranty, dated November 30, 2009, between First Wind Holdings, LLC and HSH Nordbank AG, New York Branch.
10.16	**	Amendment No. 2 to Second Amended and Restated Guaranty, dated December 22, 2009, between First Wind Holdings, LLC and HSH Nordbank AG, New York Branch.
10.17	†	Amended and Restated Credit Agreement, dated December 22, 2009, among CSSW, LLC, CSSW Holdings, LLC, the Lenders party thereto, and Wells Fargo Bank, National Association.
10.18	**	Intercreditor Agreement, dated July 17, 2009, between Wells Fargo Bank, National Association and HSH Nordbank AG, New York Branch.
10.19	**	Amendment No. 1 to Intercreditor Agreement, dated December 22, 2009, between Wells Fargo Bank, National Association and HSH Nordbank AG, New York Branch.
10.20	**	First Lien Guarantee and Security Agreement, dated July 17, 2009, among CSSW Holdings, LLC, CSSW, LLC and certain of its Subsidiaries in favor of Wells Fargo Bank, National Association.
10.21	**	Amendment No. 1 to First Lien Guarantee and Security Agreement, dated November 12, 2009, among CSSW Holdings, LLC, CSSW, LLC, PIP3PX FirstWind Debt Ltd., and PIP3GV FirstWind Debt Ltd., and Wells Fargo Bank, National Association.
10.22	**	Amendment No. 2 to First Lien Guarantee and Security Agreement, dated December 22, 2009, among CSSW Holdings, LLC, CSSW, LLC, PIP3PX FirstWind Debt Ltd., and PIP3GV FirstWind Debt Ltd., and Wells Fargo Bank, National Association.
10.23	**	Second Lien Guaranty and Security Agreement, dated July 17, 2009, among CSSW Holdings, LLC, CSSW, LLC, certain of its Subsidiaries, and HSH Nordbank AG, New York Branch.
10.24	**	Amendment No. 1 to Second Lien Guaranty and Security Agreement, dated November 12, 2009, among CSSW Holdings, LLC, CSSW, LLC, and HSH Nordbank AG, New York Branch.
10.25	**	Amendment No. 2 to Second Lien Guaranty and Security Agreement, dated December 22, 2009, among CSSW Holdings, LLC, CSSW, LLC, and HSH Nordbank AG, New York Branch.
10.26	†	Financing Agreement, dated December 22, 2009, among Stetson Holdings, LLC, BNP Paribas, HSH Nordbank AG, New York Branch, and the Lender parties thereto.
10.27	**	Amendment No. 1 to Financing Agreement, dated December 29, 2009, between Stetson Holdings, LLC and BNP Paribas.
10.28	**†	Amended and Restated Limited Liability Company Agreement of UPC Hawaii Wind Partners II, LLC, dated August 16, 2007.
10.29	**†	Equity Contribution and Purchase Agreement, dated September 28, 2009, among Milford NHC, LLC, Milford Wind Holdings, LLC, Milford Wind Partners, LLC, and Stanton Equity Trading Delaware LLC.

Exhibit Number		Description
10.30	**†	First Amended and Restated Limited Liability Company Agreement of Milford Wind Partners, LLC, dated September 28, 2009, between Milford NHC, LLC and Stanton Equity Trading Delaware LLC.
10.31	**	Unit Redemption Agreement, dated April 28, 2006, between UPC Wind Partners II, LLC and UPC Wind Partners, LLC.
10.32	**	Amendment Agreement to Unit Redemption Agreement, dated December 12, 2008, between First Wind Holdings, LLC and UPC Wind Partners II, LLC.
10.33	**	Form of Limited Liability Company Agreement of First Wind Holdings, LLC.
10.34	**	Form of Tax Receivable Agreement.
10.35	**	Form of Nominating and Voting Agreement.
10.36	**	Form of Registration Rights Agreement.
10.37	**	2009 Employee Bonus Plan.
10.38	**	First Wind Holdings Inc. 2010 Long Term Incentive Plan.
10.39	**	Form of Non-Competition Agreement.
10.40	**	Form of Non-Solicitation and Non-Disclosure Agreement.
10.41	**	Form of Noncompetition, Confidentiality and Release Agreement.
10.42	**	Form of Restricted Unit Agreement.
10.43	**	Form of Restricted Unit Agreement.
10.44	**	Severance Pay Plan of First Wind Energy LLC.
10.45	**	Form of Indemnification Agreement.
10.46	**	Amendment Agreement No. 2 to Unit Redemption Agreement, dated March 18, 2010, between First Wind Holdings, LLC and UPC Wind Partners II, LLC.
10.47	**	Form of Exchange Agreement.
10.48	**	Amendment No. 1 to Second Amended and Restated Secured Promissory Note, dated March 2, 2010, between First Wind Acquisition IV, LLC for the benefit of HSH Nordbank AG, New York Branch.
10.49	**	Consent and Amendment No. 3 to Fourth Amended and Restated Secured Promissory Note, dated March 2, 2010, between First Wind Acquisition, LLC for the benefit of HSH Nordbank AG, New York Branch.
10.50	**	Amendment No. 3 to Second Amended and Restated Guaranty, dated March 2, 2010, between First Wind Holdings, LLC and HSH Nordbank AG, New York Branch.
10.51	**	Amendment No. 4 to Second Amended and Restated Guaranty, dated March 23, 2010, between First Wind Holdings, LLC and HSH Nordbank AG, New York Branch.
10.52	**	Amendment No. 4 to Fourth Amended and Restated Secured Promissory Note, dated June 30, 2010, between First Wind Acquisition, LLC for the benefit of HSH Nordbank AG, New York Branch.
10.53	**	Common Agreement, dated July 26, 2010, among Kahuku Wind Power, LLC, as Borrower U.S. Department of Energy, as Guarantor and Loan Servicer, and Midland Loan Services, Inc., as Collateral Agent.

Exhibit Number		Description
10.54	**	Equity Funding Agreement, dated July 26, 2010, among Kahuku Wind Power, LLC, as Borrower, Kahuku Holdings, LLC, as Equity Investor, U.S. Department of Energy, as Guarantor and Loan Servicer, and Midland Loan Services, Inc., as Collateral Agent.
10.55	**	Secretary's Guarantee, dated July 26, 2010, between U.S. Department of Energy and Kahuku Wind Power, LLC.
10.56		Form of Option Agreement under the First Wind Holdings Inc. 2010 Long Term Incentive Plan.
10.57	**	Power Purchase Agreement, dated March 1, 2010, between Southern California Public Power Authority and Milford Wind Corridor Phase II, LLC.
10.58	**	Credit Agreement dated as of October 20, 2010 among Milford Wind Corridor Phase II, LLC, RBS Securities Inc. and the lenders party thereto.
16.1	**	Letter of KPMG LLP.
21.1		List of subsidiaries.
23.1	**	Report and Consent of Ernst & Young LLP.
23.2	**	Report and Consent of KPMG LLP.
23.3		Consent of Davis Polk & Wardwell LLP (in Exhibit 5.1).
24.1	**	Power of Attorney.
24.2	**	Power of Attorney.

*
To be filed by amendment.

**
Previously filed.

†
Certain portions of this exhibit have been omitted by redacting a portion of the text (indicated by asterisks in the text). This exhibit has been filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

QuickLinks

Explanatory Note
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution
  Item 14. Indemnification of Officers and Directors
  Item 15. Recent Sales of Unregistered Securities
  Item 16. Exhibits and Financial Statement Schedule
SCHEDULE I First Wind Holdings, LLC Condensed Parent Company Balance Sheets (in thousands)
SCHEDULE I First Wind Holdings, LLC Condensed Parent Company Statements of Operations (in thousands)
SCHEDULE I First Wind Holdings, LLC Condensed Parent Company Statements of Cash Flows (in thousands)
  Item 17. Undertakings
SIGNATURES
INDEX TO EXHIBITS